POWER OF ATTORNEY

Know by all these present, that the undersigned hereby constitutes and appoints each of Julia Culkin and William J. Stuart signing singly, the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Synacor, Inc. (the  "Company"), (i) Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act  of 1934 and the rules thereunder (a "Section 16 Form") and (ii) a Form ID and any other forms required to be filed or submitted in  accordance with Regulation S-T promulgated by the United States Securities and Exchange Commission (or any successor provision) in order  to file a Section 16 Form electronically (such forms, together with the Section 16 Forms, the "Forms");

2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such  Forms, complete and execute any amendment or amendments thereto, and timely file such Forms with the United States Securities and  Exchange Commission and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of  benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such  attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and  conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing  whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all  intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby  ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause  to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing  attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of  the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to  the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed  writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of February, 2012.

By: /s/ Ronald N. Frankel

Print Name:   Ronald N. Frankel